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                                                                  EXHIBIT 10.(a)

                 EMPLOYMENT, CONFIDENTIALITY AND NONCOMPETITION
                                    AGREEMENT

The undersigned, Recycling Centers of America, Inc., hereinafter referred to as the `Company', and the undersigned, Bruce Selk, hereinafter referred to as `Employee', enter into this Agreement this 26th day of May 1999.

WHEREAS, the Company desires to retain the services of the Employee under certain terms and conditions as set forth hereunder; and

WHEREAS, the Employee deems it to be in his best interest to become an Employee of the Company, representing it in a professional manner under the terms and conditions contained herein;

NOW THEREFORE IT IS AGREED

1.      EMPLOYMENT AND TERM

        Subject to other provisions of this Agreement, the Company hereby offers, and Employee accepts, employment as Chief Executive Officer of Recycling Centers of America, Inc., as of the date of this Agreement. Employment is for a term of three (3) years from the date hereof, subject to termination by the Company pursuant to Section 6 hereof and automatically renewable for an additional two-year term hereafter, unless notice of termination is given by either party hereto on or before thirty (30) days prior to the expiration of any term (the `Employment Period').

2.      SALARY AND OTHER COMPENSATION

      (a) Employee shall receive for services hereunder during the Employment Period an annual salary of $125,000.00 for the first year of employment and $150,000.00 for each of the second and third years. Employee and the Company for the 2-year term following shall mutually determine gross salary. A further increase would be expected for satisfactory performance. Salary will be payable in bi-monthly installments on the first and the fifteenth day of each month (or, if such day is not a business day, the next business day thereafter). All payments shall be deemed gross salary, and shall be subject to all applicable withholding and other taxes applicable to Employees of the Company.

      (b) The option to purchase 1,300,000 shares of common stock in RCAI has been granted in Employee's name. These options shall be released to Employee as per the schedule below. The corresponding number of share options shall be granted to Employee at a value of $0.30 per share immediately following the Company's market shares trading at the indicated values for a period of at least 5 consecutive days.

               $1.00 - 130,000      $2.50 - 130,000       $4.00 - 130,000
               $1.50 - 130,000      $3.00 - 130,000       $4.50 - 130,000


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
               $2.00 - 130,000      $3.50 - 130,000       $5.00 - 260,000

        (c) Employee shall be entitled to three (3) weeks (fifteen working days) paid vacation and the observance of major holidays as specified by the Company.

        (d) The Company shall provide employee and his immediate family with complete medical and dental coverage for the entire term of this Agreement.

        (e) The Company shall reimburse Employee for all business expenses incurred by Employee for all business activities on behalf of the Company.

        (f) Employee shall be entitled to a vehicle allowance of up to $550.00 per month.


3.      POSITION AND DUTIES

         Employee will devote his time, energy and attention to the management of Recycling Centers of America, Inc and shall use his best efforts to build the Company's business over the term of this Agreement such that the share values described in item 2B are met. These tasks include (not listed in order of importance), but are not limited to, the following:

        (a)    GENERAL

               Employee shall be responsible for overseeing the business activities of the Company, including those of its subsidiary companies. Reports detailing these activities shall be prepared and submitted to Employee by corporate Officers designated by Employee. Employee shall determine the content and schedule of submission dates for these reports.

        (b)    ADMINISTRATION

               Employee shall be ultimately responsible for the following:

               i. Approval of personnel programmes, including hiring and firing.

               ii. Submission of all reports and/or filings to regulatory entities.

               iii. Review of quarterly and annual financial statements, audited financial statements on the Company and presentation of said reports to the Board of Directors.

               iv. Approval of all Company News Releases, advertising and promotional information prior to dissemination/release by the Company.

               v.     Maintenance and defense of patents and for the filing of


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                      new patents by the Company or any of its subsidiaries.

               vi. Approval of proposed corporate acquisitions by the Company and for the submission of detailed reports describing such acquisitions to the Board of Directors of the Company.

               vii. Final approval of all contracts entered into by the Company.

               viii.  Final approval of all share issuances by the Company.

               ix. Final approval of any/all capital raising activities by the Company including Private Placement Memorandums and/or any other stock offerings.

               x. Final approval of any/all stock option plans offered by the Company.

               xi. Courteous and professional representation of Recycling Centers of America, Inc. at all times.

        The above list is an overview only and shall not be considered a complete listing of Employee's duties and responsibilities.

4.      DISCLOSURE OF INFORMATION BY EMPLOYEE

        As per Attachment `A' - Confidentiality Agreement

5.      DURATION OF THIS AGREEMENT

        This Agreement will remain in full force and effect for a period of three (3) years from the date hereof. Thereafter, it shall continue as per Section 1 of this Agreement until terminated.

6.      TERMINATION OF AGREEMENT

        Either party shall have the privilege, with cause, to terminate this Agreement by giving the party 60 days notice, in writing, of such termination. Upon termination of this Agreement, Employee agrees to return all equipment, furnishings, promotional materials along with all copies of this Agreement and any other forms, proposals, or quotations relating to Company's activities. Any termination of this Agreement shall not terminate the Company's rights to enforce provisions contained in this paragraph. Immediately upon notice of termination, Employee will no longer have the right to obligate Company in any way shape or form. Should Employee incur "non-approved" debts during the 60-day notice period, Company reserves the rights to hold final paycheques until nature of debts are satisfied.

7.      COMPLETE AND FINAL AGREEMENT



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        The parties hereto agree that any and all former written or verbal agreements between Company and Employee are hereby canceled. By execution, hereof, the parties agree that this instrument contains the entire agreement of the parties. This instrument may not be changed orally, but only by the agreement, in writing, signed by the parties against whom enforcement of any waiver or change, modification, extension or discharge is sought.

8.      WAIVER OR BREACH

        The waiver by Company or Employee's breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the Employee.

9.      INTERPRETATION

        This Agreement, having been executed by both parties in the State of California, shall be enforceable in and under the laws of the State of California.

10.     PARTIAL INVALIDITY

        If any provision of this Agreement or any specific application shall be invalid or unenforceable, the remainder of this Agreement shall not be effected and each provision of this Agreement shall be valid and enforceable to the maximum extent permitted by law.


        IN WITNESS WHEREOF, the parties have hereto set their hands and seals the day and year first above written.

By:                                      By:
    ----------------------------             ----------------------------------
    Bruce Selk                               Gordon W. Davies
                                             President, Director
                                             Recycling Centers of America, Inc.


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